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                                                                       EXHIBIT 5

                   [LEAGRE CHANDLER & MILLARD LLP LETTERHEAD]




                                  April 5, 2002

First Shares Bancorp, Inc.
996 South State Road 135
Greenwood, Indiana 46143

Gentlemen:


         We have represented First Shares Bancorp, Inc. (the "COMPANY"), in connection with its proposed issuance of the following securities, pursuant to a Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT"), originally filed with the Securities and Exchange Commission (the "COMMISSION") under Regulation S-B on March 1, 2002 and as amended by Amendment No. 1 on April 5, 2002:

                  (a) $5,000,000 in principal amount of Redeemable Subordinated Debentures due July 1, 2011 (the "DEBENTURES"), to be issued pursuant to a Trust Indenture (the "TRUST INDENTURE"), between the Company and The Huntington National Bank, as Trustee;

                  (b) Cancelable Mandatory Stock Purchase Contracts (the "EQUITY CONTRACTS"), requiring the purchase of the Company's common stock, par value $0.01 per share, at an aggregate purchase price equal to $5,000,000, on or before January 1, 2011, issued pursuant to an Equity Contract Agency Agreement (the "EQUITY CONTRACT AGENCY AGREEMENT"), between the Company and First Bank; and


                  (c) Up to 1,000,000 shares of the Company's common stock, par value $0.01 per share, initially reserved for issuance upon exercise of the Equity Contracts (the "RESERVED COMMON SHARES").


         We have relied without investigation on certificates of public officials and information from the management of the Company as to certain questions of fact material to this opinion. We also have examined and relied upon the originals, or copies certified to our satisfaction, of such documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         We have made such examination of the laws of the State of Indiana as we deem necessary and appropriate for the purposes of the delivery of the opinions expressed herein. The opinions set forth herein are limited to the laws of the State of Indiana as currently in effect. No opinion is expressed as to the laws of any other jurisdiction or the effect that the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of law principles or otherwise.



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First Shares Bancorp. Inc.
Page 2
April 5, 2002



         Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Debentures, when authenticated and issued in accordance with the Trust Indenture and the Registration Statement, and when the full consideration specified in the Registration Statement has been received, will be validly and legally issued and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

         2. The Equity Contracts, when countersigned and issued in accordance with the Equity Contract Agency Agreement and the Registration Statement, and when the full consideration specified in the Registration Statement has been received, will be validly and legally issued and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

         3. The Reserved Common Shares have been duly authorized and reserved for issuance pursuant to the Equity Contracts, and when issued pursuant to the Equity Contracts and the Equity Contract Agency Agreement after the full consideration specified by the Equity Contract Agency Agreement has been received, will be duly and validly issued, fully paid and nonassessable.

         When rendering the opinions expressed above, we are assuming (i) the genuineness of all signatures on all documents examined by us; (ii) that the Reserved Common Shares will be issued pursuant to the terms of the Registration Statement; (iii) that the resolutions of the Company relating to the adoption and approval of the Registration Statement and the issuance of the Debentures, Equity Contracts and Reserved Common Shares will not be amended, altered or superseded prior to the issuance of the Reserved Common Shares; and (iv) that no changes will occur in the applicable law or to the pertinent facts prior to the issuance of the Reserved Common Shares.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                   Very truly yours,

                                                   LEAGRE CHANDLER & MILLARD LLP